Exhibit 10.26

EPIZYME, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Effective upon the effective date of the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission on April 18, 2013 relating to the registration under the Securities Act of 1933, as amended, of shares of common stock of Epizyme, Inc. (the “Company”), each of the Company’s non-employee directors shall be entitled to the following compensation for their service on the Company’s Board of Directors (the “Board”) and the committees of the Board:

Board Service

•	Annual Fee. An annual fee of $35,000 relating to such director’s service on the Board.

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Initial Option Grant. If the non-employee director is serving on the Board upon the closing of the public offering of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), an initial stock option grant pursuant to the Company’s 2013 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase 17,666 shares of Common Stock. Subject to the non-employee director’s continued service as a director, such option shall vest concurrently with the expiration of the initial terms of office for the class in which each such director serves, and, in the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. The exercise price of such option will be equal to the fair market value of the Common Stock on the date of grant.

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Option Grant Upon Initial Election. If the non-employee director is elected to the Board after the closing of the public offering of the Company’s Common Stock, an initial stock option grant pursuant to the Plan to purchase 17,666 shares of Common Stock upon his or her election to the Board. Subject to the non-employee director’s continued service as a director, such option shall vest as to 25% of the shares of Common Stock underlying such option on the first anniversary of the grant date and with respect to an additional 2.0833% of the shares at the end of each successive month period following the first anniversary of the grant date until the fourth anniversary of the grant date and, in the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. The exercise price of such option will be equal to the fair market value of the Common Stock on the date of grant.

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Annual Option Grant. If a non-employee director has served on the Board for at least six months, a stock option grant pursuant to the Plan to purchase 7,333 shares of Common Stock on the date of the first Board meeting held after each annual meeting of stockholders. Unless otherwise provided at the time of grant, subject to the non-employee director’s continued service as a director, the option will vest with respect to all of the shares of Common Stock underlying the option on the first anniversary of the grant date and, in the event of a change in control of the Company, the vesting schedule of the option will accelerate in full. The exercise price of the option will be equal to the fair market value of the Common Stock on the date of grant.

Audit Committee Service

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An annual fee of $7,000 for serving on the Audit Committee of the Board (the “Audit Committee”), except that the non-employee director who serves as the chairman of the Audit Committee shall receive an additional annual fee of $8,000.

Compensation Committee Service

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An annual fee of $5,000 for serving on the Compensation Committee of the Board (the “Compensation Committee”), except that the non-employee director who serves as the chairman of the Compensation Committee shall receive an additional annual fee of $5,000.

Other Committee Service

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An annual fee of $2,500 for serving on any other committee of the Board other than the Audit Committee and the Compensation Committee, except that the non-employee director who serves as the chairman of such other committee shall receive an additional annual fee of $2,500.

Each of the foregoing annual fees shall be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that (i) the amount of such payment shall be prorated for any portion of such quarter that the director was not serving on the Board and (ii) no fee shall be payable in respect of any period prior to the effective date of the Registration Statement and the first payment hereunder after such effective date shall be prorated therefor.

In addition, each non-employee director will also be reimbursed for reasonable travel and other expenses in connection with attending meetings of the Board and any committee on which he or she serves.